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                                                                 EXHIBIT 10.15.4


                                PROMISSORY NOTE

$______                                                       New York, New York
                                                               December 31, 1997


         FOR VALUE RECEIVED, Wheel Sports Group, Inc., a North Carolina corporation with executive offices at 1368 Salisbury Road, Mocksville, North Carolina 27028 (the "Maker"), promises to pay to the order of ___________ at _______________________________________________ (the "Payee"), or at such other place as the Payee may designate from time to time by notice in writing to the Maker on December 31, 1998 (the "Maturity Date"), the principal sum of ______ ________ DOLLARS ($______), together with all accrued and unpaid interest thereon in lawful money of the United States of America. Subject to the terms and conditions set forth below, the Maker shall have the right to prepay at any time, without premium, all or any portion of the principal indebtedness evidenced by this Note, together with accrued interest on the principal so prepaid to the date of such prepayment.

                 This Note shall bear interest until maturity (whether by acceleration or otherwise) at the rate of 8% per annum; provided, however, that if, pursuant to the provisions of this Note, the Maker effectively elects to prepay the principal indebtedness evidenced by this Note in quarterly installments, this Note shall be deemed to have borne interest from the date hereof until maturity (whether by acceleration or otherwise) at the rate of 4% per annum; provided, further, that if the Maker shall default in the payment of any such quarterly installment when due, the outstanding principal balance of this Note (including, without limitation, the defaulted amount) shall be deemed to have borne interest from the later of (x) the date hereof and (y) the date the last quarterly installment (if any) was paid, in each case, until maturity (whether by acceleration or otherwise) at a rate of 8% per annum. All accrued but unpaid interest shall be due and payable on the Maturity Date. After maturity (whether by acceleration or otherwise), this Note shall bear interest at the rate of 16% per annum. In no event shall the rate of interest on this Note exceed the maximum rate authorized by applicable law. Interest shall be calculated on the basis of a 365 day year and actual days elapsed.

                 The Maker may elect, by providing written notice to the Payee by no later than March 22, 1998, to prepay the outstanding principal indebtedness evidenced by this Note, together with accrued and unpaid interest thereon, in four equal quarterly installments of $10,000 on the twenty-eighth business day of March, June, September and December, commencing on March 28, 1998. Each such installment of principal shall be accompanied by a payment of accrued interest on the principal so prepaid. To the extent not previously paid, the outstanding principal indebtedness evidenced by this Note shall be due and payable on the Maturity Date.

                 This Note is secured by a Pledge Agreement, dated as of the date hereof (the "Pledge Agreement"), of the Maker in favor of the Payee covering the Pledged Securities (as defined in the Pledge Agreement), all as more particularly described and provided therein, and is entitled to the benefits thereof. The Maker's obligations under this Note, including without limitation, payment of principal and interest in accordance with the terms hereof, are guaranteed by that certain Guaranty, dated as of the date hereof (the "Guaranty"), by Press Pass Partners, a Delaware general partnership (the "Guarantor") in favor of the Payee. The Guarantor's obligations under the Guaranty are secured by a Security Agreement, dated as of the date hereof (the "Security Agreement"), made by the Guarantor in favor of the Payee covering the Collateral
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(as defined in the Security Agreement), all as more particularly described and provided therein. The Pledge Agreement, Guaranty and Security Agreement are subject to the provisions of that certain Intercreditor Agreement, dated as of the date hereof, between Credit Agricole Indosuez, as collateral agent (the "Agent"), and Ronald N. Beck, as agent for himself and each of Victor H. Shaffer, Robert Bove, Peter Joseph and Neal K. Aronson.

                 The holder of this Note may declare all indebtedness evidenced by this Note to be immediately due and payable whenever such holder has the right to do so under the Guaranty, the Security Agreement or other agreement, now or hereafter in effect, pursuant to which payment of the indebtedness evidenced by this Note is secured; or, irrespective of the terms or existence of any such Security Agreement, Guaranty or other agreement, upon the happening of any of the following events (each such event being an "Event of Default"):
(1) nonpayment when the same becomes due, whether by acceleration or otherwise, of principal of, or interest on, this Note; provided, however, that a default by the Maker in the payment of any quarterly installment (after effectively electing to prepay the outstanding indebtedness evidenced by this Note in quarterly installments) shall not constitute an "Event of Default" hereunder;
(2) the filing by or against the Maker of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect, which request or petition, if not filed by the Maker, is not dismissed within 60 days following the filing or institution thereof; (3) the making of any general assignment by the Maker for the benefit of creditors; (4) the appointment of a receiver or trustee for the Maker or for any assets of the Maker, including, without limitation, the appointment of, or taking possession by, a "custodian", as defined in the Title 11 of the United States Code; (5) the occurrence of any event described in clause (2), (3) or (4) of this paragraph with respect to any parent of Maker or any significant subsidiary of Maker (including, without limitation, the Guarantor) or such parent (such terms having the meanings given to them in Regulation S-X of the Securities and Exchange Commission); (7) indebtedness under the Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among the Maker and the Agent, as collateral agent for the lending institutions listed therein, shall have been declared or become due and payable, or if there is no indebtedness under the Credit Agreement, default shall be made with respect to any indebtedness of the Maker, whose unpaid principal amount exceeds (together with all other indebtedness in default under this clause (7)) $1,000,000 in the aggregate at any time, if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such indebtedness at its option to accelerate, the maturity of such indebtedness; or (8) if any representation or warranty of the Maker set forth in the Pledge Agreement, Guaranty, Security Agreement, Merger Agreement and Plan of Reorganization, dated as of October 3, 1997, among the Maker, SM Acquisition Company, J/B Acquisition Company, Synergy Marketing, Inc. and J/B Press Pass, Inc., as amended, or Registration Rights Agreement among the Maker, Ronald N. Beck, Victor H. Shaffer, Robert Bove, Peter Joseph and Neal K. Aronson, proves to have been false in any material respect at the time of which the facts therein set forth were stated or certified.

                 No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such





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holder may otherwise have, including, without limitation, any rights or remedies under the aforesaid Security Agreement.

                 No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the undersigned and the holder hereof.

                 This Note shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to the conflicts of law principles thereof), and shall be binding upon the successors and assignees of the Maker and inure to the benefit of the Payee, its successors and assignees. If any term or provisions of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby. The undersigned agrees to pay all costs and expenses incurred by the holder hereof in enforcing this Note, including, without limitation, actual attorneys' fees.

                 By executing this Note the individual signing below represents and warrants that he has the power and authority to act for and bind the Maker and that the Maker has duly authorized the execution and delivery of this Note, and such individual agrees that the Payee is entitled to rely upon such representation and warranty.

                 Any and all notices or other communications required or permitted under this Note shall be in writing and shall be deemed given upon
(1) personal delivery, (2) upon the next business day if sent by overnight courier service, or (3) upon the third business day next following the mailing of such notice by certified or registered mail, return receipt requested, to the respective addresses of the Maker and the Payee or to such other address as the Maker or the Payee may specify by written notice given as aforesaid.

                 IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.

                                          WHEELS SPORTS GROUP, INC.


                                          By:  /s/ Howard L. Correll
                                             -----------------------------------
                                             Howard L. Correll
                                             President





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